UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	February 25, 2011
(Date of earliest event reported):	February 25, 2011

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                           717-291-2411
Former name or former address, if changed since last Report:                                                                                            N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 - Regulation FD Disclosure.

 On February 25, 2011, Fulton Financial Corporation ("Fulton") posted a new corporate presentation (the “Corporate Presentation”) on its Investor Information website at www.fult.com. The Corporate Presentation, attached as Exhibit 99.1 and incorporated by reference, updates previously filed presentations and provides an overview of Fulton's strategy and performance.

In addition, Fulton will participate as a presenter at 2011 Keefe, Bruyette & Woods Bank Conference in Boston on March 1, 2011. R. Scott Smith, Jr., chairman and chief executive officer of Fulton, and Charles J. Nugent, senior executive vice president and chief financial officer, are scheduled to make a presentation to attendees discussing the strategies and performance of Fulton using the attached Corporate Presentation on March 1 at approximately 11:10 a.m. until 11:50 a.m. Eastern Time.

A live webcast of the presentation, which will include slides and audio, will be available via the Internet through Fulton website at www.fult.com. (Click on Investor Relations, then click on the conference link at the top of the screen.) Please go to this website 15 minutes early to download and install any necessary audio software you may need to hear the audio portion of the presentation and also to view the slides. For those unable to listen to the live broadcast, a replay will be available for 30 days after the conference. There is no charge to access this event.

The Corporate Presentation attached as Exhibit 99.1 is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Fulton Corporate Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2011	Fulton Financial Corporation By: /s/ R. Scott Smith, Jr. R. Scott Smith, Jr. Chairman and Chief Executive Officer